UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 5, 2020 (October 4, 2020)

Granite Point Mortgage Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-38124	61-1843143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Bryant Park, Suite 2400A	New York, NY	10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (212) 364-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	GPMT	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Granite Point Mortgage Trust Inc. (the “Company”) entered into employment agreements (collectively, the “Employment Agreements”) with each of John A. (“Jack”) Taylor, Steven Plust, Stephen Alpart and Marcin Urbaszek (the “Executives”) pursuant to which each will become employed directly by the Company upon the internalization of the Company’s management function (the “Effective Date”).

The compensation committee (the “Compensation Committee”) of the Company’s board of directors (the “Board”) engaged Semler Brossy Consulting Group LLC, a nationally-recognized compensation consulting firm, as an independent executive compensation consultant with respect to the Employment Agreements. The Compensation Committee negotiated the Employment Agreements and the Board determined that the Employment Agreements, including the compensation arrangements contemplated therein, are in the best interests of the Company and approved and authorized the Employment Agreements, including the compensation arrangements contemplated therein.

Compensation. The Employment Agreements provide that Messrs. Taylor, Plust, Alpart and Urbaszek will receive an annual base salary of $1,000,000, $600,000, $600,000 and $560,000, respectively (each, a “Base Salary”). Messrs. Taylor, Plust, Alpart and Urbaszek will be eligible to receive an annual cash bonus (each, an “Annual Cash Bonus”) with a target amount of 100%, 75%, 75% and 75%, respectively, of the Executive’s annual base salary (each, a “Target Bonus”), based on goals established by the Board or the Compensation Committee, each subject to a maximum of 200% of the respective Target Bonus, in respect of 2021 and subsequent years.

On the Effective Date, Messrs. Taylor, Plust, Alpart and Urbaszek will receive equity awards having a total grant date fair market value equal to $1,000,000, $600,000, $600,000 and $560,000, respectively, in the form of restricted stock units that vest on the fifth anniversary of the grant date, subject to continued service through such date (each, a “Sign-on Award”). In addition, no later than January 2021, Messrs. Taylor, Plust, Alpart and Urbaszek will receive equity awards having a total grant date fair market value equal to $2,250,000, $1,200,000, $1,200,000 and $670,000, respectively, in the form of restricted stock units (each, a “2021 Award”), of which 50% will vest ratably over three years following the vesting commencement date of January 1, 2021, subject to continued service through each applicable vesting date (each, a “Time-Based 2021 Award”) and 50% (each, the “2021 Target Shares”) will vest based on the achievement of performance metrics from January 1, 2021 to December 31, 2023, subject to continued service through December 31, 2023 (each, a “Performance-Based 2021 Award”). Each such Performance-Based 2021 Award may be earned up to a maximum of 200% of the respective 2021 Target Shares and, to the extent earned, settled by March 15, 2024.

Beginning in calendar year 2022, Messrs. Taylor, Plust, Alpart and Urbaszek will receive equity awards in the form of restricted stock units (each, an “Annual Equity Award”), a portion of which will vest ratably over three years following the grant date, subject to continued service through each applicable vesting date (each, a “Time-Based Annual Equity Award”) and a portion of which (each, the “Annual Target Shares”) will vest based on the achievement of performance metrics, subject to continued service through the end of the performance period (each, a “Performance-Based Annual Equity Award”). Each such Performance-Based Annual Equity Award may be earned up to a maximum of 200% of the respective Annual Target Shares and, to the extent earned, settled by March 15 of the calendar year following the end of the applicable performance period.

All equity awards granted as restricted stock units under the Employment Agreement will include dividend equivalent rights.

In addition, in consideration for performing services in connection with the Company’s transition in the internalization process, Messrs. Taylor, Plust, Alpart and Urbaszek will receive an amount equal to $1,000,000, $450,000, $450,000 and $420,000, respectively, on or before December 31, 2020.

The Executives will also be eligible to participate in all employee benefit programs made available to the Company’s employees generally from time to time and to receive certain other perquisites, each as described in their respective Employment Agreement.

Severance. If an Executive’s employment is terminated by the Company for a reason other than for “Cause” or due to the Executive’s death or disability, or, if the Executive resigns for “Good Reason” (as each term is defined in the respective Employment Agreement) and the Executive executes a release of claims, then the Executive will be entitled to: (1) cash severance equal to 2.0, 1.5, 1.5 and 1.0 for each of Messrs. Taylor, Plust, Alpart and Urbaszek, respectively (each, a “Severance Multiple”), multiplied by the sum of the Executive’s Base Salary and Target Bonus then in effect, paid in installments over a period of twelve (12) months, unless such termination occurs during the time period beginning three months immediately before a “Change of Control” (as defined in the respective Employment Agreement) and ending twenty-four (24) months immediately following a Change of Control (each, a “CIC Protective Period”), in which case the Severance Multiple will be equal to 2.5, 2.0, 2.0 and 1.5 for each of Messrs. Taylor, Plust, Alpart and Urbaszek, respectively, and such cash severance will be payable as a lump sum (if permitted by Internal Revenue Code Section 409A (“Section 409A”)); (2) any unpaid Annual Cash Bonus from a completed performance period; (3) a prorated Annual Cash Bonus for the performance period during which the termination took place; (4) if the Executive elects continuation of coverage for the Executive and his dependents under the Company’s group health plan, continuation of subsidized health care coverage for 18 months or, if earlier, until the Executive and/or his dependents becomes covered under a similar plan; (5) with respect to any outstanding Sign-on Award, Time-Based 2021 Award or Time-Based Annual Equity Award, continued vesting of such awards as if the Executive had remained an employee of the Company until such award is fully vested, unless such termination is the result of a Change of Control, in which case any such awards will immediately vest and be settled (if permitted by Section 409A); (6) with respect to any outstanding Performance-Based 2021 Award or Performance-Based Annual Equity Award, vesting acceleration at the end of the applicable performance period based on actual performance with Performance-Based Annual Equity Awards vesting on a pro-rata basis, unless (A) with respect to any outstanding Performance-Based 2021 Award, such termination occurs prior to the end of the applicable performance period, in which case the Performance-Based 2021 Award will be converted to a time-based award in an amount equal to the 2021 Target Shares and will vest in full at the end of such performance period, or (B) with respect to any outstanding Performance-Based 2021 Award or Performance-Based Annual Equity Award, such termination occurs during a CIC Protective Period, in which case any such awards will immediately vest and be settled (if permitted by Section 409A) in an amount equal to the applicable 2021 Target Shares or Annual Target Shares, respectively; and (7) any other accrued benefits.

Upon termination of an Executive’s employment due to death, Disability or Retirement (as defined in the respective Employment Agreement), the Executive will be entitled to receive the payments and benefits described in (2), (3), (4), (5), (6) and (7) above, provided that upon any such termination occurring during a CIC Protective Period, then-outstanding unvested Performance-Based 2021 Awards and Performance-Based Annual Equity Awards will be earned based on the applicable 2021 Target Shares or Annual Target Shares subject to such award, pro-rated for the number of days the Executive was employed by the Company during the performance period.

Restricted Covenants: Each Employment Agreement also contains covenants relating to the treatment of confidential information and intellectual property matters and restrictions on the ability of each of the Executives on the one hand and the Company on the other hand to disparage the other. In addition, the Employment Agreements provide that the Employee shall not, without the prior written consent of the Company’s Chief Executive Officer (1) for a period of one year, for Messrs. Taylor, Plust and Alpart, and six months, for Mr. Urbaszek, following the termination of the Employees’ employment relationship with the Company for any reason, engage in certain competitive activities (2) for a period of one year following the termination of the Employees’ employment relationship with the Company for any reason, solicit certain current or former employees or customers of the Company.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by the full text of the respective Employment Agreements, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto, respectively, and incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Employment Agreement, dated October 4, 2020, by and between Granite Point Mortgage Trust Inc. and John A. (“Jack”) Taylor
10.2*	Employment Agreement, dated October 4, 2020, by and between Granite Point Mortgage Trust Inc. and Marcin Urbaszek
10.3*	Employment Agreement, dated October 4, 2020, by and between Granite Point Mortgage Trust Inc. and Steven Plust
10.4*	Employment Agreement, dated October 4, 2020, by and between Granite Point Mortgage Trust Inc. and Stephen Alpart
104	Cover Page Interactive Data File, formatted in Inline XBRL

* Certain schedules and similar attachments have been omitted in reliance on Instruction 4 of Item 1.01 of Form 8-K and Item 601(a)(5) of Regulation S-K. The Company will provide, on a supplemental basis, a copy of any omitted schedule or attachment to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE POINT MORTGAGE TRUST INC.

By:	/s/ MICHAEL J. KARBER
Michael J. Karber
General Counsel and Secretary

Date: October 5, 2020